THE STEPHAN CO.
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   To Be Held Friday, June 28, 1996

To the Stockholders:

          The Annual Meeting of the Stockholders of The
Stephan Co. will be held on Friday, June 28, 1996 at 10:00
AM, local time, at the Del Ray Beach Club, 2001 South Ocean
Boulevard, Delray Beach, Florida 33483, for the following purposes:

          1.  To elect six directors to hold office until
the Annual Meeting of Stockholders in 1997 and until   their
respective successors have been duly elected and qualified;
and

          2.  To transact such other business as may
properly come before the meeting or any adjournment(s) thereof.

          The Board of Directors has fixed the close of business on May 15, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders (the "Meeting"). Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

                           By Order of the Board of Directors


                       STEPHEN LETIZIA
                       Secretary

May 18, 1996

     YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES PERSONALLY.













                           PROXY STATEMENT

                            THE STEPHAN CO.

                    Annual Meeting of Stockholders
                       To Be Held on June 28, 1996



                        GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Stephan Co. (the "Company") for use at the 1996 Annual Meeting of Stockholders to be held on Friday, June 28, 1996, and at any adjournment(s) thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting is to be held at the Del Ray Beach Club, 2001 South Ocean Boulevard, Delray Beach, Florida.

     The principal executive offices of the Company are located at 1850 West McNab Road, Fort Lauderdale, Florida
(telephone no. 954-971-0600). The enclosed proxy and this proxy statement are being first sent to stockholders of the Company on or about May 18, 1996.

Solicitation and Revocation

     Proxies in the form enclosed are solicited by, or on behalf of, the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. If a quorum, consisting of a majority of the outstanding shares of common stock, $.01 par value, of the Company (the "Common Stock"), is present at the Meeting, in person or by proxy, the affirmative vote of a plurality of the shares present at the Meeting and entitled to vote will be required to elect directors, and, unless otherwise specifically required by applicable law, to act on all other matters to come properly before the Meeting. Abstentions and shares of record held by a broker or nominee ("Broker Shares") that are voted on any matter will be included in determining the existence of a quorum and will be counted in determining whether a proposal has been approved. Broker Shares that are not voted on any matter are treated as shares as to which voting power has been withheld by the beneficial owner of such shares and, therefore, as shares not entitled to vote on the proposal, and will not be included in determining the existence of a quorum. Non-voted Broker Shares will, therefore, not have an effect on the outcome of the election of the six nominees for directors or any other proposal to come before the Meeting.

     Shares represented by properly executed proxies received by the Company will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted "FOR" the election of all of the nominees for directors named herein. In the unanticipated event that any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their best judgment.
                                   1

  Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting, or by executing and delivering another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

     The solicitation of proxies will be made by mail and, in addition, may be made by directors, officers and employees of the Company, personally or by telephone or telegraph, without extra compensation. Brokers, nominees and fiduciaries will be reimbursed for their out-of-pocket and clerical expenses in transmitting proxies and related material to beneficial owners. The costs of soliciting proxies will be borne by the Company. It is estimated that said costs will be nominal.

Annual Report

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995, which contains audited financial statements, is being mailed with this Proxy Statement to all persons who are stockholders of record as of the close of business on May 15, 1996. Additional copies of the Annual Report will be provided free of charge upon written request to the Company, 1850 West McNab Road, Fort Lauderdale, Florida 33309, Attn.: Secretary.

Record Date; Voting

     The Company's Board of Directors has fixed the close of business on May 15, 1996 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and vote at, the Meeting. At the close of business on that date, an aggregate of 4,122,484 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

                          SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of the close of business on April 18, 1996, information as to the stockholder which is known by the Company to beneficially own more than 5% of its outstanding Common Stock (based solely upon information furnished by such stockholder
(including filings made with the Securities and Exchange
Commission on Schedule 13G pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act"))):

                                Number of Shares
 Name and Address                 Beneficially             Percent
of Beneficial Owner                 Owned (1)              of Class
- -------------------               ----------------         --------
FMR Corp.(2)                           412,200              10.00%
82 Devonshire St.
Boston, Mass. 02109

(1) Beneficial ownership, as reported in the above tables, has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power.

(2) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of the shares reflected above as a result as acting as a registered investment adviser to various registered investment companies. One such company, Fidelity Low Priced Stock Fund, owns the shares reflected above. FMR Corp., through its control of Fidelity, has sole voting power with respect to zero shares and sole power to dispose of all the above indicated shares.

Ownership by Management

     The following table sets forth, as of April 9, 1996, information concerning beneficial ownership of Common Stock by each director and nominee for election as a director of the Company, the Named Executive, as defined below, and all directors and executive officers of the Company as a group
(based solely upon information furnished by such persons):

                                    Number of Shares
                                     Beneficially           Percent
Name of Beneficial Owner             Owned (1) (2)          of Class
- ---------------------------         ----------------        --------
Thomas M. D'Ambrosio. . . . . .         225,714               5.5%
W. Gregg Baldwin. . . . . . . .          35,172(3)            (5)
John DePinto. . . . . . . . . .         120,766               2.9%
Frank F. Ferola . . . . . . . .         570,435(4)           13.7%
Stephen Letizia . . . . . . . .          91,476(6)            2.2%
Curtis Carlson. . . . . . . . .           4,026               (5)

All Executive Officers and Directors
 as a Group (8 persons). . . .        1,083,089              25.7%

(1) Beneficial ownership, as reported in the above tables, has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power.

(2) Includes the following shares that may be acquired upon the exercise of options by the specified person within 60 days of April 9, 1996: Mr. Ferola -30,000; Mr. D'Ambrosio - 9,000; Mr. Letizia -13,000; Mr. Baldwin -10,937; Mr. DePinto-10,937;
and all executive officers and directors as a group(8 persons) -89,374

(3) Includes 1,005 shares owned by Mr. Baldwin's minor children.

(4) Does not include 70,000 shares covered by options granted to Mr. Ferola, whose exercise is contingent on certain increases in the Company's Common Stock price, as more fully set forth in the "Executive Compensation" section hereof.

(5)  Represents less than 1%.

(6) Includes 24,000 shares owned of record by Mr. Letizia's wife.


                 PROPOSAL I:   ELECTION OF DIRECTORS

     The entire Board of Directors, consisting of six members, is to be elected at the Meeting. The Company's By-Laws provide that the number of directors shall be as set from time to time by resolution of the Board of Directors and always be a minimum of one director. The six persons listed below, all of whom have consented to being named in this Proxy Statement and to serving if elected, have been nominated to serve as directors of the Company until the annual meeting of stockholders to be held in 1997 and until their respective successors have been duly elected and qualified. In the unexpected event that any of such nominees should become unable to or for good cause will not serve, proxies may be voted for the election of substitute nominees.

     Proxies in the accompanying form will be voted at the Meeting in favor of the election of each of the six nominees listed on the accompanying form of proxy, unless authority to do so is withheld as to an individual nominee or nominees or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote thereon who are present at the Meeting in person or by proxy.

     Set forth below is certain information with respect to each nominee for election as a director of the Company at the Meeting:

                         Age     Year of First  Principal Occupations
                        (as of    Election as   During Past Five Years;
Name                    3-1-96)    a Director   Other Directorships
- -------------------     -------  -------------  -----------------------
Frank F. Ferola          53          1980       For more than the past
                                                five years, Chairman of
                                                the Board, President
                                                Chief Executive Officer
                                                of the Company.

Thomas M. D'Ambrosio(1)  67          1980       For more than the past
                                                five years, Vice
                                                President and, since
                                                March 1989, Treasurer of
                                                the Company; practicing
                                                attorney.

Stephen Letizia (2)(4)    73         1980       Since 1987, Vice
                                                President and, since
                                                March 1989, Secretary of
                                                the Company.


W. Gregg Baldwin (3)(4)   44         1990       For more than the past
                                                five years, a principal
                                                of The Gustine Company,
                                                and its predecessor, a
                                                commercial real estate
                                                firm.

John DePinto (3)(4)       78         1980       Retired executive.

Curtis Carlson (5)        43         ----       For more than the past
                                                five years, partner in
                                                the law firm of Carlson
                                                & Bales, PA, a Miami
                                                based law firm.

(1) Mr. D'Ambrosio intends to devote approximately 20% of his business time to the affairs of the Company.

(2) Mr. Letizia intends to devote approximately 20% of his business time to the affairs of the Company.

(3)  Member of the Audit Committee.

(4)  Member of the Stock Option and Compensation Committee.

(5) Mr. Carlson is being nominated for the first time as a director to fill the vacancy caused by the death of Adolph Hirsch. In 1995, The Company paid for legal services to Mr. Carlson's law firm, Carlson & Bales, P.A., approximately $100,000 and 4,026 shares of the Company's Common Stock.


          The Board of Directors unanimously recommends a vote "FOR" the election of the six nominees above as directors of the Company.

Executive Officers

     The executive officers of the Company consist of Mr.
Ferola, as President, Chairman of the Board and Chief
Executive Officer; Thomas M. D'Ambrosio, Vice President and
Treasurer; Stephen Letizia, Vice President and Secretary;
David A. Spiegel, Chief Financial Officer; and Charles
Walsh, Vice President of Corporate Development.

     The following sets forth certain information with respect to the executive officers of the Company who are not directors or nominees for election as a director:

     Mr. Spiegel was selected as Chief Financial Officer in January 1994. For more than the past four years prior to 1994, Mr. Spiegel had been a certified public accountant, engaged in private practice, until joining the Company. For more than the past five years prior to 1994, Mr. Spiegel was the independent public accountant for the Company.

     Mr. Walsh was selected as Vice President of Corporate Development in July 1994. For more than the past five years prior, he was a consultant providing investor relation services. From 1990 through 1993, Mr. Walsh was a Vice President of W.H. Newbolds & Sons, Inc.

Board of Directors; Committees of the Board

     The Board of Directors met five times during fiscal
1995. During fiscal 1995, no director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which he served. The Board has established two standing committees, which consist of an Audit Committee, and a Stock Option and Compensation
Committee. The current functions of such committees are as follows:

     The Audit Committee, which held one meeting during fiscal 1995, reviews the internal and external audit functions of the Company and makes recommendations to the Board of Directors with respect thereto. It also has primary responsibility for the formulation and development of the auditing policies and procedures of the Company, and for making recommendations to the Board of Directors with respect to the selection of the Company's independent auditing firm.

     The Stock Option and Compensation Committee, which held one meeting during fiscal 1995, has primary responsibility for the administration of the Company's 1990 Key Employee Stock Incentive Plan, including primary responsibility for the granting of options thereunder. The Committee is also responsible for establishing the overall philosophy of the Company's executive compensation program and overseeing the executive compensation plan developed to execute the Company's compensation strategy.

Compensation Committee Interlocks and Insider Participation

     The Stock Option and Compensation Committee consists of
W. Gregg Baldwin and John DePinto, who are non-employee directors and neither of whom have any direct or indirect material interest in or a relationship with the Company, other than stockholdings as discussed above and as related to his position as a director. During 1995, no member of the Stock Option and Compensation Committee had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Compensation of Directors

     All directors of the Company are compensated for their services by payment of $300 for each Board Meeting attended.

     During fiscal 1995, options to purchase an aggregate of 10,124 (as adjusted for four three-for-two stock splits) shares of Common Stock, at an exercise price of $15.50 per share, were granted by the Company to directors of the Company who were not employees or regularly retained consultants of the Company ("Outside Director") pursuant to the Company's 1990 Outside Directors' Stock Option Plan. Under such Plan, each Outside Director is automatically granted an option, exercisable over five years, to purchase Common Stock upon such person's election or re-election to serve as a director of the Company. Upon initial election to the Board of Directors, an Outside Director is granted an option to purchase 5,062 shares of Common Stock. Options to purchase 5,062 shares of Common Stock are granted to each incumbent Outside Director for each fiscal year of the Company thereafter on the earlier of (i) each June 30, or
(ii) the date on which the stockholders of the Company elect directors at an Annual Meeting of such stockholders or any adjournment thereof.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information for the fiscal years ended December 31, 1995, December 31, 1994 and
December 31, 1993, with respect to compensation earned by the Chief Executive Officer of the Company (the "Named
Executive") in all capacities in which he served. No other officer of the Company received salary and bonus in excess of $100,000 during fiscal 1995.

                                      Other     Securities    All
Name and                              Annual    Under-      Other
Principal                             Compen-   lying       Compen-
Position    Year   Salary    Bonus    sation    Options     sation

Frank F.    1995  $157,594  $335,538   -0-         -0-       -0-
Ferola      1994  $143,268  $683,839   -0-         -0-       -0-
President   1993  $130,243  $413,216   -0-         -0-       -0-
and Chair-
man of the Board
and Chief Executive
Officer


Stock Option Grants In the Last Fiscal Year

     No stock option grants or stock appreciation rights were granted to the Named Executive during fiscal 1995.

Options Exercised in Last Fiscal Year and Year-End Option Values Table

     The following table sets forth information at December 31, 1995, respecting exercisable and non-exercisable options held by the Named Executive. During fiscal 1995, the Named Executive did not exercise any stock options and no stock appreciation rights were outstanding. The table also includes the value of the "in-the-money" stock options which represents the spread between the exercise price of the existing stock option and the year-end price of the Common Stock.

                                                      Value of
                           Number of              Unexercised In-
                       Unexercised Options        the-Money Options
                       Held at December 31,        at December 31,
                             1995(1)                  1995(1)
                  ---------------------------   ------------------------
                                     Non-                       Non-
Name              Exercisable     Exercisable  Exercisable   Exercisable
- ---------------   -----------     -----------  -----------   -----------
Frank F. Ferola     30,000             0            $0           $0


(1) Based on the closing price of the Common Stock on December 31,1995 ($ 15.63).


Employment and Termination Arrangements

     In May 1992, Mr. Ferola's employment agreement with the Company was extended for a period of four years until January 1997. Pursuant to such agreement, as extended, Mr. Ferola receives compensation of $118,403 per annum subject to an annual increase of 10% and an amount equal to not less than 7% nor more than 10% of the Company's income

                                    8
before income taxes, as determined by a formula set forth in his employment agreement. Mr. Ferola has the right to terminate his employment with the Company without penalty after submission of thirty days' written notice.

     In the event that there is a change of control of the Company, Mr. Ferola has a right to purchase all of the outstanding capital stock of Old 97 Company, a wholly-owned subsidiary of the Company at a price to be determined by the Board of Directors.

     In 1995, Mr. Ferola relinquished $335,000
(approximately 50%) of the 1995 annual bonus to which he was otherwise entitled. In consideration thereof, the Stock Option and Compensation Committee awarded him an option to purchase 70,000 shares of the Company's Common Stock, whose exercise is contingent on the Company's Common Stock trading on an average for 20 consecutive business days at a 30% increase over its price on the date of grant ($14.75). If this condition is met, Mr. Ferola would also receive a cash payment of $335,000.

                STOCK OPTION AND COMPENSATION COMMITTEE
                  REPORT ON EXECUTIVE COMPENSATION

     The Stock Option and Compensation Committee (the "Committee") of the Company's Board of Directors is comprised of two individuals, each of whom is non-employee director. The Committee is responsible for establishing the overall philosophy of the Company's executive compensation program developed to execute the Company's compensation strategy.

The Company's Executive Compensation Strategy

     The Company's executive compensation program has been designed to promote stockholder interests and to:

     1. Attract, reward and retain key executives who are important to the Company's long-term viability and success.

     2. Provide compensation that is competitive with that of companies of comparable size and stature.

     It is the Company's intention to ensure that all compensation paid to its executives is tax deductible under Internal Revenue Code Section 162(m). Although Section
162(m) of the Internal Revenue Code imposes limits on deductibility for compensation to certain executives exceeding $1 million per year, the Company does not currently anticipate that this limitation will affect the deductibility of any compensation paid to any executive.

Elements of the Executive Compensation Program

     The Company's executive compensation program includes two principal elements: annual cash compensation and long-term awards.

                                    9
     Annual cash compensation includes both base salaries and bonuses. Executives' base salaries are evaluated each year based upon an assessment of competitive market data of comparable companies. Executives are eligible for adjustments in base salary based upon assessments of individual performance and changes in principal job duties and responsibilities.

     Long-term incentive compensation is granted pursuant to the Company's 1990 Key Employee Stock Incentive Plan ("Incentive Plan"). The Incentive Plan permits the Company to grant stock options to executives at a price no less than 100% of the fair market value of the Common Stock on the date of the grant.

The Committee's Actions in 1995

     Each year the Committee reviews and approves annual salaries and bonuses, grants of long-term incentive awards and the performance targets and criteria established for the Incentive Plan. In addition, the Committee reviews the performance of the Company and its divisions and subsidiaries and exercises the final authority in determining and approving the payout of executive incentive awards.

     No stock option grants were granted in 1995 to executive officers.

Chief Executive Officer Compensation

     In May 1992, the Committee extended Mr. Ferola's employment agreement with the Company for a period of four years until January 1997. Pursuant to such agreement, as extended, Mr. Ferola receives compensation of $118,403 per annum subject to an annual increase of 10% and a bonus amount equal to and not less than 7% nor more than 10% of the Company's income before taxes, as determined by a formula set forth in his employment agreement.

Members of the Stock Option and Compensation Committee:

     W. Gregg Baldwin
     John DePinto















                                   10

STOCK PERFORMANCE GRAPH

     The line graph below compares cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock, over the most recent five-year
(up to and including December 31, 1995) return to the Standard & Poor's Composite 500 Stock Index and the Standard
& Poor's Midcap Consumer Products Index.


  Measurement         The              S&P 500       S&P Midcap
   Period          Stephan Co.          Index            CPI
- -------------     ------------        ---------     ------------
  12/31/90         $  100             $  100          $  100
  12/31/91            497                130             148
  12/31/92            820                140             146
  12/31/93          1,006                155             139
  12/31/94            634                157             108
  12/31/95            779                215             123





















INDEPENDENT AUDITORS

     Pursuant to a recommendation of the Audit Committee, the Board of Directors has selected and retained the firm of Deloitte & Touche, CPAs to act as independent public accountants for the Company for the 1996 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Meeting, to have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.





                                  11


                            OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting, other than as described above. If any other matter or matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote all proxies on such matters in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

     Any proposal which is intended to be presented by any stockholder for action at the 1997 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at 1850 West McNab Road, Fort Lauderdale, Florida 33309, not later than January 18, 1997, in order for such proposal to be considered for inclusion in the Proxy Statement and Proxy relating to the 1997 Annual Meeting of Stockholders.


                       By Order of the Board of Directors



                       STEPHEN LETIZIA
                       Secretary

Dated:  May 18, 1996
























                                  12


                           THE STEPHAN CO.
        Proxy for Annual Meeting To Be Held on June 28, 1996

            THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
                          BOARD OF DIRECTORS

     The undersigned stockholder(s) of THE STEPHAN CO., a Florida Corporation (the "Company"), hereby constitutes and appoints JOHN DE PINTO and W. GREGG BALDWIN or either of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of The Stephan Co. To be held at the Del Ray Beach Club, 2001 South Ocean Boulevard, Delray Beach, Florida 33483, on June 28, 1996 at 10:00 A.M. (local time), and any adjournments thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present in the manner specified and on any other business as may properly come before the meeting.

     This Proxy will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this Proxy will be voted FOR the election of Directors.

Please mark boxes __ or x in blue or black ink.

1.  PROPOSAL I - ELECTION OF DIRECTORS

     FOR all nominees listed below        WITHHOLD AUTHORITY to
     (except as marked to the             vote for all nominees
     contrary below)           /__/       listed below     /__/

     W. Gregg Baldwin, Curtis Carlson, Thomas M. D'Ambrosio, John
        DePinto, Frank F. Ferola, Stephen Letizia


     (INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space below.)


         _____________________________________________________
          (Continued and to be signed on the reverse side.)













2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and as set forth in Rule
14a-4(c) of the Securities Exchange Act.

                              Please sign exactly as name appears above.
                              When shares are held by joint tenants,
                              both should sign.  When signing as
                              attorney, executor, administrator, trustee or guardian, a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                              Dated_____________________________, 1996

                              ________________________________________
                                              Signature


                              ________________________________________
                                       Signature if held jointly

Please Mark, Sign, Date and Return the Proxy Card Promptly
Using the Enclosed Envelope.